UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2003

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
ITEM 9. REGULATION FD DISCLOSURE
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated December 8, 2003, of Salem Communications Corporation updating its earnings guidance for the fiscal quarter ending December 31, 2003 and announcing its participation at two conferences.

ITEM 9.     REGULATION FD DISCLOSURE*

The following information and the exhibit relating thereto is furnished persuant to Item 9 of this Current Report on Form 8-K. On December 8, 2003, Salem Communications Corporation issued a press release updating its earnings guidance for the fiscal quarter ending December 31, 2003. Additionally, the company announced its participation at the Credit Suisse First Boston Media Week Conference on December 8, 2003 and at the UBS Warburg 30th Annual Media Week Conference on December 8, 2003.

     * The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: December 9, 2003
By: /s/ EVAN D. MASYR

Evan D. Masyr
Vice President and Corporate Controller

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release, dated December 8, 2003, of Salem Communications Corporation updating its earnings guidance for the fiscal quarter ending December 31, 2003 and announcing its participation at two conferences.

EXHIBIT 99.1

Salem Communications Updates Fourth Quarter Guidance; Company to Present at New York Investor Conferences

CAMARILLO, Calif., Dec 8, 2003 (BUSINESS WIRE) -- Salem Communications Corporation (Nasdaq:SALM), the leading radio broadcaster focused on religious- and family-themed programming, announced today an update in its guidance for the fourth quarter of 2003. Specifically, the company is projecting net broadcast revenue of between $44.1 million and $44.6 million and station operating income of between $16.1 million and $16.6 million for the quarter ending December 31, 2003. This is a slight increase from the guidance provided on October 30, 2003, in conjunction with the company's third quarter 2003 earnings results. For the month of October 2003, Salem achieved 12% same station revenue growth, projects same station revenue growth of approximately 10% for November 2003 and same station revenue growth of approximately 10% for the fourth quarter as a whole.

Edward G. Atsinger III, President and CEO, commented, "Despite continued softness experienced by the radio industry, we expect Salem to achieve same station revenue growth of approximately 10% for the fourth quarter. Salem is on course to deliver the best same station results in the radio industry for the third consecutive year. This demonstrates our ability to deliver successful growth and industry outperformance from our portfolio of start-up and developing stations. This station portfolio, we believe, continues to be the youngest in radio."

In addition, the company will be presenting this week at the Credit Suisse First Boston Media Week Conference, being held December 8-11 at the Plaza Hotel in New York City and the UBS Warburg 30th Annual Media Week Conference, being held December 8-11 at the Grand Hyatt Hotel in New York City.

Salem will present at the CSFB Conference on Monday, December 8, 2003, at 9:30 a.m. eastern time in the Ballroom of The Plaza Hotel. A live audio-only webcast of the CSFB Conference can be accessed through a link on the company's homepage at www.Salem.cc.

Salem will also present at the UBS Warburg Conference on Monday, December 8, 2003, at 2:30 p.m. eastern time in Ballroom C of the Grand Hyatt Hotel. A live audio-only webcast will be available for the UBS Warburg Conference through a link on the company's homepage at www.Salem.cc.

Salem Communications Corporation, headquartered in Camarillo, Calif., is the leading U.S. radio broadcaster focused on religious- and family-themed programming. The company owns and operates 92 radio stations, including 58 in the top 25 U.S. radio markets, which are mainly comprised of three primary formats, including Christian Teaching and Talk, Conservative News/Talk and Contemporary Christian Music. In addition to its radio properties, Salem owns the Salem Radio Network, which syndicates talk, news and music programming to over 1,600 affiliated radio stations; Salem Radio Representatives, a national sales organization; Salem Web Network, the leading Internet provider of Christian content and online streaming; and Salem Publishing, a Christian magazine publisher. For more information, visit Salem Communications' web site at www.Salem.cc.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions; market acceptance of recently launched music formats; competition in the radio broadcast, Internet and publishing industries and from new technologies; adverse economic conditions; and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.